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                           DRINKER BIDDLE & REATH LLP
                                One Logan Square
                              18th & Cherry Streets
                           Philadelphia, PA 19103-6996
                                 (215) 988-2700
                               FAX: (215) 988-2757

                                  April 3, 2000


Pegasus Communications Corporation
c/o Pegasus Communications Management Company
225 City Line Avenue
Suite 200
Bala Cynwyd, Pennsylvania 19004


Ladies and Gentlemen:

         We have acted as counsel to Pegasus Communications Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed registration for resale of 3,000,000 shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock") and the shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock") issuable upon conversion thereof.

         In our opinion, the statements in the Prospectus contained in the Registration Statement (the "Prospectus") under the captions "Material Federal Tax Consequences," to the extent they constitute matters of law or legal conclusions, are accurate in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the reference of our name under the caption "Legal Matters" in the Prospectus. By so doing, we do not concede that we come within the category of persons under Section 7 of the Securities Act or under the rules and regulations of the SEC issued thereunder.

                                                  Very truly yours,

                                                  /s/ Drinker Biddle & Reath LLP

                                                  DRINKER BIDDLE & REATH LLP